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                                EXHIBIT 3(II)


                                  BY-LAWS OF

                             UNITED ENERGY CORP.

                                  ARTICLE I.

            Section 1. Annual Meeting; Election of Directors. The annual meeting of the holders of the capital stock of the Company shall be held for the election of directors and for the transaction of such other business as may properly come before such meeting, to be held during the six months following the close of the Company's fiscal year, on such date and at such hour, as the Board of Directors shall determine.

            Section 2. Special Meetings. A special meeting of the holders of the capital stock of the Company may be called by the Chairman of the Board of Directors or by the President or by a resolution of the Board of Directors at any time and shall be called by the President or by the Board of Directors whenever requested in writing to do so by any two directors or by the holders of record of not less then one-third of all the issued and outstanding shares entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting.

            Section 3. Place of Meeting. All meetings of the holders of the capital stock of the Company shall be held at the office of the Company in Salt Lake City, Utah, or at such other place within or without the State of Utah as may be from time to time designated by the Board of Directors as provided in the notice of the meeting or in any waivers of notice thereof.

            Section 4. Notice of Meetings. Except as otherwise provided by law, notice of the time and place of holding each annual or special meeting of shareholders and, in the case of a special meeting, of the purpose for which such meeting is called shall be written or printed and shall be given personally to each person entitled to vote at such meetings not less than ten(10) days nor more than fifty (50) days before the time fixed for such meeting; if mailed, such notice shall be addressed to each person at the address shown for him on the books of the Company. No notice of an adjourned meeting of shareholders need be given unless expressly required by statute.

            Section 5. Quorum. Except as otherwise provided by law, the holders of

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record of a majority in number of the issued and outstanding shares of the capital stock of the Company entitled to vote at such meeting must be present in person or by proxy at a meeting to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting of such holders, the holders or a majority in number of such shares present and entitled to vote thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally convened.

            Section 6. Vote Necessary for Decision. When a quorum is present at any regular or special meeting of the shareholders, the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Company present at such meeting and entitled to vote thereat shall be the act of the shareholders and shall decide any question brought before such meeting, unless by express provision of statute or of the Articles of Incorporation a greater vote is required on a particular question, in which case the vote required by such express provision shall be necessary to decide the particular question.

            Section 7. Voting. At each meeting of the shareholders of the Company each holder of record of shares of capital stock of the Company, who was such holder on the date fixed by the Board of Directors as the record date as herein provided for determining persons entitled to vote at such meeting, shall be entitled to cast in person or by proxy, one vote for each share held by him on such record date. At all elections of directors each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

            Neither the election of directors, nor, except as may otherwise be provided by law, any other vote of shareholders need be by ballot unless a qualified voter present so requests. In any vote by ballot, a ballot shall be signed by the shareholder or proxy voting and shall state the number of shares voted thereby.

            Treasury shares, shares of the capital stock of the Company owned by another corporation, the majority of the voting stock of which is owned or controlled by the Company, and shares of the capital stock of the Company held by the Company in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


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            Shares of the capital stock of the Company standing in the name of another corporation may be voted by such officer, agent or proxy as the By- Laws of such corporation may authorize, or, in the absence of such authorization, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of an estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            Neither for the purpose of the election of directors nor for any other purpose shall it be necessary for a vote to be counted or reported by judges or inspectors of election.

            Section 8. List of Shareholders Entitled to Vote. The officer or agent having charge of the stock transfer books of the Company shall make, at least five (5) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or adjournment thereof arranged in alphabetical order with the address of and the number of shares held by each, which list for a period of five (5) days prior to such meeting shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and left open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

            Section 9. When a Shareholder is deemed to be "Present". For the purpose of determining a quorum or the right to vote or to be heard on any question, a holder of record of securities of any class having voting power shall be deemed to be "present" at any meeting of the holders of such securities if he is present in person or is represented by a proxy (i) appointed by an instrument in writing subscribed by or on behalf of such holder or by his representative thereunto duly authorized and (ii) filed with the secretary of the meeting.


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            No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy, on its face, name a longer period from which it is to remain in force. Each proxy shall be revocable unless provided herein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

            Section 10. Consent of Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

                                   ARTICLE II

                               Board of Directors

            Section 1. General Powers. The business and affairs of the Company shall, except as otherwise expressly provided by law or by the Articles of Incorporation, being managed by the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

            Section 2. Number, Election, and Term of Office. The number of directors which shall constitute the Board shall not be less than three or more than fifteen and shall be elected at each annual meeting of the shareholders. The number of directors may be increased or decreased as provided by Board of Directors resolution. Directors need not be residents of the State of Utah nor shareholders of the Company. Each director shall hold office from the date of the annual or special meeting of the shareholders at which he was elected until the next annual or special meeting of such shareholders convened for the election of directors, and until his successor shall have been duly elected and qualified, or until his death, resignation, disqualification, or removal.

            Section 2. Meetings. At the conclusion of the annual meeting of shareholders, the Board of Directors shall meet as soon as practicable to appoint officers for the ensuing year and to transact such other business as may properly come before the meeting.


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            The Board by resolution may provide for the holding of other regular meetings and may fix the time and place of holding the same.

            Special meetings of the Board of Directors shall be held whenever called by the President or by any two directors.

            Section 4. Place of Meetings. The Board shall hold its meetings at the offices of the Company in Salt Lake City, Utah, or at such other place or places within or without the State of Utah as the Board of Directors may from time to time determine, or as may be designated in the notice or in waivers of notice thereof signed by all of the directors not in attendance at such meeting.

            Section 5. Notice of Meetings. Except as hereinafter provided, notice need not be given (1) of the regular meeting of the Board of Directors held immediately following the annual meeting of the shareholders or (2) with respect to an adjourned meeting, if the time and place thereof are set at a meeting duly called and adjourned or (3) with respect to any meeting if every member of the Board of Directors is present. Except as otherwise required by law, notice of the time, place and purpose of holding each other meeting of the Board of Directors shall, at least five (5) days before the day on which the meeting is to be held, be mailed to each director, postage prepaid, he may have designated in a written request filed with the Secretary of the Company, or shall be sent to him at such address by telegram or cablegram at least five (5) days before the time at which such meeting is to be held. Notice shall be deemed to have been given when deposited in the mail or filed with the telegraph or cable office properly addressed.

            Section 6. Quorum and Manner of Acting. At each meeting of the Board of Directors not less than a majority of the total number of directors then acting must be present to constitute a quorum for the transaction of business, and (except as otherwise provided by law, by the Articles of Incorporation or by the By-Laws) the act of the majority of the directors so present at a meeting at which a quorum is present shall constitute the act of the Board; whether or not there is a quorum at any meeting, a majority of the directors who are present may, by resolution fixing the time and place for the holding of an adjourned meeting, adjourn the meeting and may be similar action successively adjourn and readjourn the meeting until the business to be transacted thereat shall be done.


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            Section 7. Resignations. Any director may resign at any time giving written notice thereof to the Chairman of the Board, to the President or to the Board. Such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

            Section 8. Vacancies. Any vacancy in the Board arising at any time whether through the failure of the shareholders to elect a full Board or through any other cause shall be filled by a vote of a majority of the directors remaining in office although such majority is less than a quorum. Any director so appointed or elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified unless sooner displaced.

            Section 9. Removal of Directors. Any director of the Company may be removed with or without cause in the following manner: upon the written request of the holders of not less than one third of all classes of outstanding capital stock of the Company filed with the secretary of the Company, a special meeting of the shareholders shall be convened upon not less than thirty (30) days notice for the election of a successor of every member of the Board of Directors. Such meeting shall be called, conducted and held according to the provisions of law, the Articles of Incorporation and the By-Laws of the Company regulating meetings held for the election of directors and any person otherwise qualified may be a candidate for election as director at such meeting notwithstanding his service on the Board at the time of the convening of such meeting.

            Section 10. Compensation. Directors shall not receive any stated compensation for their services as such, but, subject to such limitations as the shareholders may adopt from time to time, the Board may by resolution authorize the payment of fees in a reasonable amount to be paid to the directors for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and at adjournments of any such meetings, and may determine the amount of such fees. By resolution of the Board, directors may also be reimbursed for traveling expenses incurred in attending any such meeting or adjournment. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation for such service.


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                                   ARTICLE III

                                    Officers

            Section 1. Appointment and Term of Office. The officers of the Company shall consist of the president, a vice-president, a secretary and a treasurer, and there may be additional vice-president, one or more assistant secretaries, one or more assistant treasurers, and such other officers, assistants and agents as the Board may from time to time appoint, none of whom need be either a director or a shareholder of the Company. Also one of the directors may be chosen Chairman of the Board. Except to the extent that a contract of employment between the Company and an officer shall provide for employment for a term in excess of one year, which contract is authorized in the discretion of the Board, each of such officers (except such as may be appointed pursuant to the provisions of paragraph (h) of Section 2 of this Article IV), shall be chosen annually by the Board at its regular meeting immediately following the annual meeting of shareholders and shall hold office until the next annual election and until his successor is chosen and qualified. One person may hold and perform the duties of any two or more of said officers, except that the president and the secretary shall not be the same person.

            Section 2. Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices subject to the supervision and direction of the Board. The officers of the Company may be as follows:

            (a) Chairman of the Board. The Chairman of the Board (if there be one) shall preside at all meetings of the Board and shall be ex officio a member of all committees of directors, and shall perform such other duties as shall be assigned him from time to time by the Board.

            (b) President. The president shall be the chief executive officer of the Company and shall have general supervision of the business of the Company and over its officers, subject, however, to the control of the Board. The president, when present, shall preside at all meetings of the shareholders, and, in the absence of the Chairman of the Board (if there be one) shall preside at all meetings of the Board. He may execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Chairman to some other officer or agent of the Company. He shall, unless otherwise directed by the Board or by


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            any committee thereunto duly authorized attend in person or by substitute or by proxy appointed by him and act and vote in behalf of the Company at all meetings of the shareholders of any corporation in which the Company holds stock.

            (c) Vice-President. Vice-President shall perform the duties assigned to them by the Board or delegated to them by the President, and in order of seniority, at his request or in his absence, shall perform as well the duties of the president's office. Each Vice-President shall have the power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board unless the execution and delivery thereof shall be expressly delegated by these By-Laws or by the Board to some other officer or agent of the Company.

            (d) Secretary. The secretary shall keep the minutes of the meetings of the Board of Directors, of all committees and of the shareholders and shall be custodian of all corporate records and of the seal of the Company. He shall see that all notices are duly given in accordance with these By-Laws or as required by law.

            (e) Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the secretary, or at his request, perform the duties and exercise the powers as the Board of Directors may from time to time prescribe.

            (f) Treasurer. The treasurer shall be the principal accounting officer of the Company and shall have charge of all the corporate funds and securities and shall keep a record of the property and indebtedness of the Company. He shall, if required by the Board, give bond for the faithful discharge of his duties and for the restoration of the Company in case of his death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other personal property of whatever kind in his possession or under his control belonging to the Company, in such sum and with such surety as the Board may require.


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            (g) Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the treasurer, or at his request, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            (h) Other Officers. The Board may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board may authorize the president or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

            Section 3. Resignations. Any officer may resign at any time by giving written notice thereof to the president or to the Board. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

            Section 4. Removal. Any officer may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board at any meeting of the Board or by the committee or superior officer by who he was appointed to office or upon whom such power of removal has been conferred by a resolution adopted by a majority of the whole Board.

            Section 5. Vacancies. A vacancy in any office arising at any time from any cause may be filled by the Board or by the officer or committee authorized by the Board to appoint to that office.

                                   ARTICLE IV

                           Amendment of these By-Laws

            Section 1. Directors. Subject to the provisions of Section of this
Article IV, these By-Laws may be amended, altered, changed, added to or repealed in whole or in part, by the affirmative vote of a majority of the total number of directors at any regular or special meeting of the Board, if notice of the proposed change is included in the notice of such meeting; except that no by-law adopted or amended by the shareholders as provided in Section 2 of this
Article IV shall be altered or repealed


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by the directors, and no by-law shall be adopted by the directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law.

            Section 2. Shareholders. These By-Laws and any amendment, alteration or change thereof, and any addition thereto, may be amended, altered, changed or repealed, in whole or in part, by the affirmative vote of the holders of a majority in aggregate number of the issued and outstanding capital stock of the Company entitled to vote at any regular or special meeting of the shareholders if notice of the proposed change is included in the notice of such meeting.